UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2010

GREENCHEK TECHNOLOGY INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-53269
(Commission File Number)

101 California Street, Suite 2450
San Francisco, California 94111
(Address of principal executive offices)

(888) 775-7579
(Issuer's telephone number)

_______
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets
Item 3.02    Unregistered Sales of Equity Securities.

The disclosures set forth below under Item 3.03 (Material Modification to Rights of Security Holders) are hereby incorporated by reference into this Item 3.02.

As discussed below in Item 3.03, on September 29, 2010, Greenchek Technology Inc. (the “Company”) issued 10,000 shares of the Company’s Series A Preferred Stock to Lincoln Parke, the sole officer and a director of the Company, in consideration for services provided to the Company. Such securities were issued under Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated by the Securities and Exchange Commission thereunder.

Item 3.03    Material Modification to Rights of Security Holders.

The disclosures set forth above under Item 3.02 (Unregistered Sales of Equity Securities) are hereby incorporated by reference into this Item 3.03.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of preferred stock.  The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholder.  Any shares of preferred stock so issued could have priority over the common stock with respect to voting, dividends or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the shareholder and may adversely affect the voting and other rights of the holders of common stock.

On September 29, 2010, we designated one series of preferred stock: Series A Preferred Stock, in the amount of 10,000 shares.  Each share of Series A Preferred Stock shall entitle the holder to 4,000 votes on all matters submitted to a vote of the shareholders of the Company.  If the Company shall declare or pay any dividend on its common stock payable in shares of common stock, or subdivide, combine or consolidate the outstanding shares of common stock into a greater or lesser number of shares of common stock, then in each such case the number of votes per share to which holders of shares of Series A Preference Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event.

All of the shares of Series A Preferred Stock are redeemable by the Company at any time for cash in an amount equal to $10.00 and any accrued but unpaid dividends declared on the Series A Preferred Stock. There are no other rights or preferences attached to the Series A Preferred Stock.

As a result of the issuance of the 10,000 shares of Series A Preferred Stock to Mr. Lincoln Parke, said individual has voting rights over 53.51% of the issued and outstanding capital stock of the Company.

For all the terms of the Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock described above, reference is hereby made to such certificated annexed hereto as Exhibit 3.3. All statements made herein concerning the foregoing agreements are qualified by reference to said Exhibit.

Section 9 – Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits.

(d)	3.3	Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock of Greenchek Technology Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENCHEK TECHNOLOGY INC.

Dated: September 30, 2010	By:	/s/ Lincoln Parke
Name: Lincoln Parke
Title: President and Treasurer
(Principal Executive, Financial and Accounting Officer)